Exhibit 99.2

News

News Media Contact:
James Peters, (678) 579-5266
Jamie Stephenson, (678) 579-7117
www.mirant.com

                                                         January 19, 2001


                          Southern Energy is now Mirant

Mirant sees the opportunity to change the world with our energy.


ATLANTA - Southern Energy Inc (NYSE: SOE), a global independent power producer and leading energy marketing and risk management company, announced today it will become Mirant Corporation (NYSE: MIR).

         "Our new corporate identity gives us a great opportunity to communicate a consistent message around the world about who we are as a company, our vision, and strategies," said Marce Fuller, chief executive officer and president, Mirant.

         Mirant is derived from the Latin root Mira, which means "to see" or "to envision." In the Mirant mark, two triangular shapes intersect to create a third triangular element, which portrays a sense of corporate unity in joining the company's three geographically diverse business groups (Americas, Europe and Asia-Pacific). It also reinforces the company's strategy to combine operational excellence and risk management skills to create the company's integrated business model. The transparency of the symbol reflects the corporate vision - "We see the opportunity to change the world with our energy."

         "The announcement of the new company name marks another milestone as Mirant works toward the full spin-off from Southern Company, anticipated to be April 2, 2001," said Fuller. "We wanted to retain the proud images from our Southern Company heritage - technical expertise, financial strength and a commitment to the communities where we operate, but we want to build a strong new image for our company - innovative, market driven, global and well positioned for future success."

                                     (more)

Southern Energy is now Mirant cont.     2                          Jan. 19, 2001

         Mirant plans to launch its advertising campaign on January 22 in worldwide editions of the Wall Street Journal, the Financial Times and the Economist. Additionally, ads are set to run in Institutional Investor, the Atlanta Journal-Constitution, the Houston Chronicle and various trade publications.

         Mirant will begin trading on the New York Stock Exchange Jan. 22, 2001, under the symbol "MIR".

         Southern Energy, now operating as Mirant, is a global independent power producer and a leading energy marketing and risk-management company, with extensive operations in North America, Europe and Asia. Mirant owns more than 17,900 megawatts of electric generating capacity around the world, including about 12,500 megawatts in the United States, with another 7,000 megawatts under advanced development. Mirant is 80 percent owned by Southern Company (NYSE: SO).

Caution regarding forward-looking statements:

"The information presented above includes forward-looking statements, in addition to historical information. Southern Energy cautions that there can be no assurance that such indicative results will be realized and that there are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, such as, but not limited to (i) changes in government regulations (including environmental regulations) and anticipated deregulation of the electric energy industry; (ii) additional competition in Southern Energy's markets; (iii) potential business strategies, including acquisitions or dispositions of assets that Southern Energy may pursue; (iv) political, legal and economic conditions and developments in Southern Energy's markets; (v) financial market conditions and the results of financing efforts; (vi) changes in commodity prices and interest rates; (vii) weather and other natural phenomena; (viii) the performance of Southern Energy projects and investments and the success of efforts to develop new opportunities; (ix) approval of the anticipated spin-off by Southern Company's Board of Directors; (x) additional factors affecting Southern Company's Board's decision concerning the spin-off or the date of the spin-off from Southern
Company, including, but not limited to, (a) general market conditions and the relative market price of Southern Energy's common stock and Southern Company's common stock, (b) receipt of a supplemental ruling from the IRS, if necessary, determining that the transaction will qualify as a tax-free distribution for U.S. tax purposes, (c) receipt of necessary regulatory orders with terms and conditions acceptable to Southern Company, (d) the absence of any court orders, regulations, adverse regulatory action or contractual restrictions prohibiting or restricting the completion of the spin-off, (e) other conditions effecting Southern Energy or Southern Company and (f) certain modifications of lending agreements that a number of banks have in place with Southern Energy; and (xi) other factors, whether discussed above or in reports filed by Southern Energy and Southern Company (and its subsidiaries) with the Securities and Exchange Commission."


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